UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2012

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Financial Information
Item 2.02	Results of Operations and Financial Condition

Set forth below are certain preliminary estimates of our financial condition and results of operations for the three months ended June 30, 2012. These estimates are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial results for the three months ended June 30, 2012. We advise you that our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for the three months ended June 30, 2012 are finalized.

Net investment income is estimated to have totaled between $0.29 and $0.31 per share for the three months ended June 30, 2012.

Net asset value as of June 30, 2012 is estimated to be between $16.65 and $16.75 per share.

We had in excess of $0.65 per share of undistributed earnings at June 30, 2012 available to augment net investment income for future dividends.

We originated approximately $60 million in new loan commitments during the three months ended June 30, 2012. Of the new investment commitments, approximately $37 million funded at close, with the majority of the fundings occurring in June. During the second quarter, there were no loan prepayments prior to their scheduled maturity date. This compares to approximately $14 million in loan prepayments in the first quarter of 2012, which generated approximately $0.7 million in fee income. Our portfolio balance, at cost, totaled approximately $197 million as of June 30, 2012.

As of June 30, 2012, we were in compliance with our asset coverage test.

We intend to announce final results of operations for the three months ended June 30, 2012 on August 7, 2012 after the close of the financial markets. We will host an earnings conference call on August 8, 2012 to discuss the quarterly financial results.

The preliminary financial data included herein have been prepared by, and is the responsibility of, management and have not been approved by our Board of Directors. McGladrey, LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to these preliminary estimates. Accordingly, McGladrey, LLP does not express an opinion or any other form of assurance with respect thereto.

The information in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2012	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr. Chief Executive Officer